SECURITIES AND EXCHANGE COMMISSION
Washington, DC  20549

FORM 8-K

Current Report Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported) March 5, 2009

WINTHROP REALTY TRUST
(Exact Name of Registrant as Specified in Its Charter)

Ohio
(State or Other Jurisdiction of Incorporation)

001-06249	34-6513657
(Commission File Number)	(I.R.S. Employer Identification No.)

7 Bulfinch Place, Suite 500, P.O. Box 9507, Boston, Massachusetts	02114
(Address of Principal Executive Offices)	(Zip Code)

(617) 570-4614
(Registrant's Telephone Number, Including Area Code)

n/a
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFT|R 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

On March 5, 2009, Winthrop Realty Trust (the “Registrant”) and its wholly-owned operating partnership, WRT Realty L.P. (the “Operating Partnership”), entered into an Amended and Restated Advisory Agreement with the Registrant’s external advisor, FUR Advisors LLC (the “Advisor”).  The only modifications to the existing advisory agreement were (i) to add the Operating Partnership as a party and (ii) modify the fee payable to the Advisor as described below.

The modification to the Advisory Agreement resulted from a proposal made by the Advisor to the Compensation Committee of our Board of Trustees to reduce the base management fee.  The proposal was made with a view towards demonstrating that management is fully aligned with the Registrant's shareholders, not only by virtue of its share ownership, but also by a reduction in its base management fee that correlates with the recent decline in the Registrant's share price.  The fee modification is effective for the quarter ended March 31, 2009 and each quarter thereafter, changes the equity based fee calculation such that the equity utilized in the calculation is reflective of the trading value of the equity at January 1, 2009 rather than using the issuance price of the equity under the pricing calculation of the equity based fee.  The fee modification eliminates the asset based fee calculation and quantifies a new base equity amount effective as of January 1, 2009 based on a price of $11.00 per outstanding common share of the Registrant’s common shares of beneficial interest at March 1, 2009 and $25.00 per Series B-1 Cumulative Convertible Redeemable Preferred Share (the “Preferred Shares”) with respect to the 1,496,000 Preferred Shares outstanding after giving effect to the repurchases of Preferred Shares during the fourth quarter of 2008 and the first quarter of 2009.  Any additional future conversions, redemptions or repurchases of the Preferred Shares will not reduce the base equity for purposes of the base management fee calculation effectively setting a minimum fee of $561,000 per year.  Any future issuances of common shares or preferred shares will increase the equity as per the prior amended agreement for purposes of the base management fee calculation.  The incentive fee calculation remains unchanged, including the equity value used for the threshold calculation. As modified, it is estimated that the advisory fee payable to the Advisor in 2009 will be approximately $2,450,000 less than the fee that would have been payable in 2009 if the agreement was not modified.

Item 2.02	Results of Operations and Financial Condition

On March 5, 2009, the Registrant issued a press release announcing its financial results for the three months and year ended December 31, 2008.  A copy of the release is furnished as Exhibit 99.1 to this Report on Form 8-K.

The information in this section of this Report on Form 8-K and Exhibit 99.1 attached hereto shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

Item 7.01.	Regulation FD Disclosure.

On March 5, 2009, the Registrant’s management discussed the Registrant’s financial results on a conference call with analysts and investors.  A transcript of the conference call is furnished herewith as Exhibit 99.2.

The information in this section of this Report on Form 8-K and Exhibit 99.2 attached hereto shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

Item 8.01.	Other Events

On March 5, 2009, the Registrant announced that its Board of Trustees has declared its regular quarterly dividend of $0.25 per common share which dividend is payable on April 15, 2009 to common shareholders of record on March 31, 2009.

Item 9.01	Financial Statements and Exhibits.

(c)	Exhibits

99.1	Press Release dated March 5, 2009
99.2	Transcript of conference call held March 5, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on this 6th day of March, 2009.

WINTHROP REALTY TRUST

By:	/s/ Michael L. Ashner
Michael L. Ashner
Chairman and Chief Executive Officer